UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Offering of Common Stock

On February 12, 2021, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) closed its underwritten public offering of common stock, par value $0.01 per share (“Common Stock”). The offering was conducted pursuant to an underwriting agreement (the “Underwriting Agreement”) dated February 9, 2021, by and among the Company and B. Riley Securities, Inc., as representative of the several underwriters (the “Underwriters”). At the closing, the Company issued 29,487,180 shares of Common Stock, inclusive of 3,846,154 shares of Common Stock issued pursuant to the full exercise of the Underwriters’ option to purchase Common Stock.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Offering of Senior Notes

Also on February 12, 2021, the Company closed its underwritten public offering of $120 million aggregate principal amount of 8.125% senior notes due 2026 (the “Senior Notes”). The offering was conducted pursuant to an underwriting agreement (the “Notes Underwriting Agreement”) dated February 10, 2021, by and among the Company and B. Riley Securities, Inc., as representative of the several underwriters (the “Underwriters”). At the closing, the Company issued $125 million aggregate principal amount of Senior Notes, inclusive of $5 million aggregate principal amount of Senior Notes issued pursuant to the full exercise of the Underwriters’ option to purchase Senior Notes.

The Notes Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The foregoing description of the material terms of the Notes Underwriting Agreement is qualified in its entirety by reference to the full text of the Notes Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.2 and is incorporated herein by reference.

On February 12, 2021, the Company entered into an indenture (the “Base Indenture”) and a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company National Association, as trustee (the “Trustee”), among the Company and the Trustee. The Indenture establishes the form and provides for the issuance of the Senior Notes.

The Senior Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Senior Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables. The Notes bear interest at the rate of 8.125% per annum. Interest on the Senior Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on April 30, 2021. The Notes will mature on February 28, 2026.

The Company may, at its option, at any time and from time to time, redeem the Senior Notes for cash in whole or in part (i) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.75 per Senior Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.50 per Senior Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 29, 2024 and prior to February 28, 2025, at a price equal to $25.25 per Senior Note, plus accrued and unpaid interest to, but excluding, the date of redemption and (iv) on or after February 28, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Senior Notes may declare the entire amount of the Senior Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Senior Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Senior Notes, become due and payable.

The foregoing description of the Supplemental Indenture, and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and the form of Senior Note which is attached as an exhibit to the Supplemental Indenture.

The Common Stock and Senior Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-236254) initially filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2020 and declared effective by the Commission on February 13, 2020 (the “Registration Statement”).

Attached as Exhibits 5.1 and 5.2 to this Current Report and incorporated herein by reference are copies of the opinions of O’Melveny & Myers LLP, which are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

On February 9, 2021, the Company issued a press release announcing the pricing of the offering of Common Stock. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On February 10, 2021, the Company issued a press release announcing the pricing of the offering of Senior Notes. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Exchange Agreement

On February 12, 2021, the Company and B. Riley Financial, Inc. (“B. Riley”) entered into a Letter Agreement (the “Exchange Agreement”) pursuant to which the Company agreed to issue to B. Riley $35 million aggregate principal amount of Senior Notes in exchange for a deemed prepayment of $35 million of our existing Tranche A term loan with B. Riley Financial (the “Exchange”). The Exchange Agreement also provides that, promptly following the date of the Exchange Agreement, the parties thereto will negotiate in good faith and use commercially reasonable efforts to enter into an agreement providing B. Riley or its designated affiliates with customary registration rights in respect of the Senior Notes issued to B. Riley in the Exchange.

The Senior Notes issued to B. Riley in the Exchange were offered pursuant to the exemption from registration under the Securities Act in Rule 506 of Regulation D under Section 4(a)(2) thereof.

The foregoing description of the material terms of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 1.3 and is incorporated herein by reference.

Amendment to Credit Agreement

In connection with the offering of Senior Notes and the Exchange, on February 8, 2021 the Company and Bank of America, N.A. as administrative agent to the lenders under the Amended Credit Agreement, entered into Amendment No. 2 to Amended and Restated Credit Agreement (the “Amended Credit Agreement”). The Amended Credit Agreement amends the terms of the Company’s Amended and Restated Credit Agreement to (i) permit the issuance of the Senior Notes in the offering described above, subject to certain conditions, (ii) permit the deemed prepayment of $35 million of our Tranche A term loan with $35 million principal amount of Senior Notes, as described above, (iii) provide that proceeds of the Senior Notes in an amount equal to 75% of the aggregate principal amounts of Senior Notes issued in the offering of Senior Notes, shall be utilized to repay outstanding borrowings and permanently reduce the commitments under our senior secured credit facilities, and (iv) provide that $5.0 million of certain previously deferred facility fees will be paid by the Company.

The foregoing description of the material terms of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Senior Notes, the Indenture, the Exchange and the Amended Credit Agreement set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 9, 2021
1.2	Underwriting Agreement dated February 10, 2021
1.3	Exchange Agreement dated February 12, 2021
4.1	Indenture dated February 12, 2021
4.2	Supplemental Indenture dated February 12, 2021
4.3	Form of 8.125% Senior Note due 2026 (included in Exhibit 4.2)
5.1	Opinion of O’Melveny & Myers LLP
5.2	Opinion of O’Melveny & Myers LLP
10.1	Amendment No. 2 to Amended and Restated Credit Agreement dated February 8, 2021.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2)
99.1	Press Release dated February 9, 2021
99.2	Press Release dated February 10, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

February 12, 2021	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)

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